Exhibit 99.5

Sibanye Gold Limited, trading as Sibanye-Stillwater (Incorporated in the Republic of South Africa) (Registration number: 2002/031431/06) JSE share code: SGL ISIN: ZAE000173951 (“SGL”, the “Company” or the “Group”) FORM OF NOTICE OF SCHEME MEETING If you are in any doubt as to what action you should take in respect of the Scheme Meeting and/or the following resolutions, please consult your CSDP, Broker, legal adviser, accountant, banker, other financial intermediary or other professional adviser immediately. All terms used in this notice of Scheme Meeting shall, unless the context otherwise requires or they are otherwise defined herein, have the meanings attributed to them in this Circular to which this Notice of Scheme Meeting is attached. Notice is hereby given to SGL Shareholders that a Scheme Meeting of the SGL Shareholders will be held at SGL Academy, Rietkloof 349, Glenharvie, 1786, South Africa, at 09:00 South African time (02:00 New York time) on Thursday, set out hereunder, in the manner required by the Companies Act and the JSE Listings Requirements and other stock exchanges on which SGL Shares are listed. Kindly note that in terms of section 63(1) of the Companies Act, meeting participants (including proxies) will be required to present reasonably satisfactory identification and the person presiding at the Scheme Meeting must be reasonably satisfied that the right of that person to participate and vote at the Scheme Meeting, either as an SGL Shareholder, or as a proxy for an SGL Shareholder, has been reasonably verified before being entitled to attend or participate in the Scheme Meeting. Forms of identification that will be accepted include original and valid identity documents, driver’s licences and passports. SCHEME RECORD DATES, PROXIES AND VOTING Scheme Record Date In terms of sections 59(1)(a) and (b) of the Companies Act, as read with section 62(3)(a) of the Companies Act (and to the extent relevant, the JSE Listings Requirements), the SGL Board has set the record dates for the purposes of determining which SGL Shareholders are entitled to: • receive notice of the Scheme Meeting (being the date on which an SGL Shareholder must be registered in the Register in order to receive notice of the Scheme Meeting), which date is Friday, 29 November 2019; and • participate in and vote at the Scheme Meeting (being the date on which an SGL Shareholder must be registered in the Register in order to participate in and vote at the Scheme Meeting), which date is Friday, 17 January 2020, being the Voting Record Date. Attending in person or by proxy SGL Shareholders who have Certificated SGL Shares or who have Dematerialised their SGL Shares with “own name” registration, and who are entitled to attend, participate in and vote at the Scheme Meeting, are entitled to appoint a proxy to attend, speak and vote in their stead. A proxy need not be an SGL Shareholder and shall be entitled to vote on a show of hands or a poll. It is requested that proxy forms be forwarded so as to reach the Transfer Secretaries in South Africa or the UK by no later than 48 (forty-eight) hours before the commencement of the Scheme Meeting, i.e. by 09:00 South or who have Dematerialised their SGL Shares with “own name” registration, and who are entitled to attend, participate in and vote at the Scheme Meeting do not deliver proxy forms to the Transfer Secretaries in South Africa or the UK by the time stipulated above, such SGL Shareholders will nevertheless be entitled to lodge the form of proxy in respect of the Scheme Meeting immediately prior to voting at the Scheme Meeting, in accordance with the instructions therein. 87

SGL Shareholders who have Dematerialised their SGL Shares, other than those SGL Shareholders who have Dematerialised their SGL Shares with “own name” registration, should contact their CSDP or Broker in the manner and within the time stipulated in the agreement entered into between them and their CSDP or Broker: • to furnish them with their voting instructions; or • in the event that they wish to attend the Scheme Meeting, to obtain the necessary letter of representation to do so. Foreign Shareholders should refer to paragraphs 6.5.15 to 6.5.18 of this Circular for further details concerning the Scheme. The availability of and implications of the Scheme may be affected by the laws of the relevant jurisdiction of a Foreign Shareholder. It is the responsibility of Foreign Shareholders to satisfy themselves as to the full observance of all applicable legal requirements of such jurisdiction in connection with the Scheme, including the obtaining of any governmental, exchange control or other consents, the making of any filings which may be required, the compliance with other necessary formalities and the payment of any issue, transfer or other taxes or other requisite payments due in such jurisdiction. Foreign Shareholders who are uncertain as to what action to take should consult their CSDP, Broker, legal adviser, accountant, banker, other financial intermediary or other professional adviser. Voting On a show of hands, every SGL Shareholder present in person or represented by proxy and entitled to vote shall have only one vote irrespective of the number of SGL Shares such SGL Shareholder holds. On a poll, every SGL Shareholder present in person or represented by proxy and entitled to vote, shall be entitled to exercise one vote per SGL Share held. ELECTRONIC PARTICIPATION In compliance with the Companies Act and the SGL Memorandum of Incorporation, the Company intends to offer SGL Shareholders reasonable access to attend the Scheme Meeting through electronic conference call facilities. SGL Shareholders wishing to participate electronically in the Scheme Meeting are required to deliver written notice to SGL at Constantia Office Park, Cnr 14th Avenue & Hendrik Potgieter Road, Bridgeview House, Ground Floor (Lakeview Avenue), Weltevreden Park, 1709, South Africa (marked for the attention of Lerato Matlosa, the Company Secretary) by no later than 09:00 South African time (02:00 New York time) on Thursday, 9 January 2020 that they wish to participate via electronic communication at the Scheme Meeting. In order for the Electronic Notice to be valid it must state and be accompanied by: (a) if the SGL Shareholder is an individual, notification thereof and a certified copy of his/her identity document and/or passport (the certification on the copy must be in original form); (b) if the SGL Shareholder is not an individual, notification thereof and a certified copy of a resolution by the relevant entity and a certified copy of the identity documents and/or passports of the persons who passed the relevant resolution, which resolution must set out who from the relevant entity is authorised to represent the relevant entity at the Scheme Meeting via electronic communication (the “Authorised Representative”) as well as a certified copy of the identity document and/or passport of the Authorised Representative (the certification on the copy must be in original form); and (c) a valid Email address and/or facsimile number (the “contact address/number”). Voting on SGL Shares will not be possible via electronic communication and accordingly SGL Shareholders participating electronically and wishing to vote their SGL Shares at the Scheme Meeting will need to be represented at the Scheme Meeting, either by proxy or by letter of representation. The Company shall use its reasonable endeavours to notify on or before 09:00 South African time (02:00 New York time) on Friday, 17 January 2020, each SGL Shareholder who has delivered a valid Electronic Notice, at its contact address/number, of the relevant details through which the SGL Shareholder can participate via electronic communication. The Company reserves the right not to provide for electronic participation at the Scheme Meeting in the event that it is not practical to do so, for whatever reason, including an insufficient number of SGL Shareholders (or their representatives or proxies) choosing to make use of the facility. SGL will provide the facilities at no cost to the user, however any third party costs relating to the use or access of the facilities will be for the user’s account. SPECIAL RESOLUTION NUMBER 1 – APPROVAL OF THE SCHEME IN TERMS OF SECTIONS 114 AND 115 OF THE COMPANIES ACT “RESOLVED THAT, the Scheme (as more fully described in paragraph 6 of this Circular to which this notice convening the Scheme Meeting is attached), in terms of which Sibanye-Stillwater will, subject to the fulfilment or waiver of fulfilment, as the case may be (where permitted), of the Scheme Conditions Precedent, on the Implementation Date, acquire 100% (one hundred percent) of the Scheme Shares, in exchange for the Scheme Consideration, be and is hereby approved as a special resolution in terms of section 115(2)(a) of the Companies Act.” 88

Reason for Special Resolution Number 1: The reason for proposing the above Special Resolution Number 1 is to obtain the approval of SGL Shareholders, in terms of section 114 read with section 115 of the Companies Act, for the Scheme. In terms of section 115(1) and 115(2) of the Companies Act, a company may only implement a scheme of arrangement in terms of section 114 of the Companies Act if the scheme of arrangement is approved by special resolution adopted by persons entitled to vote on such a matter, at a meeting called for that purpose and at which sufficient persons are present to exercise, in aggregate, at least 25% (twenty five percent) of all voting rights that are entitled to be exercised on the special resolution in order to establish a quorum. The effect of this Special Resolution Number 1 is that (i) Sibanye-Stillwater will acquire 100% (one hundred percent) of the Scheme Shares from the Scheme Participants (whether they voted in favour of this Special Resolution Number 1 or not, or abstained or refrained from voting) with each Scheme Participant receiving 1 (one) Sibanye-Stillwater Share for each Scheme Share (including the Scheme Shares represented by the SGL ADSs), with no entitlement to cash, subject to the provisions of the Circular; (ii) the ADS Depositary will separately call for surrender by the ADS Depositary of all outstanding SGL ADSs (each representing 4 (four) SGL Shares) on a mandatory basis and, upon the surrender of SGL ADSs, the separate delivery by the ADS Depositary, on a one-for-one basis, of Sibanye-Stillwater ADSs (each representing 4 (four) Sibanye-Stillwater Shares), with no entitlement to cash; (iii) Sibanye-Stillwater holding all of the issued SGL shares; (iv) SGL will become a wholly-owned subsidiary of Sibanye-Stillwater; (v) the Sibanye-Stillwater Shares will be listed on the Main Board of the JSE; (vi) the Scheme Participants becoming in Sibanye-Stillwater Shareholders and former SGL ADS Holders becoming Sibanye-Stillwater ADS Holders, subject to the provisions of the Circular; (vii) the SGL Shares will thereafter be delisted from the JSE; (viii) the SGL ADSs will be delisted from the NYSE; and (ix) the Sibanye-Stillwater ADSs will be listed on the NYSE, subject to the NYSE’s approval. Percentage of voting rights required The percentage of voting rights that is required for SGL Shareholders to pass this Special Resolution Number 1 is a 75% (seventy five per cent) majority of the votes cast in favour of the resolution by the SGL Shareholders (eligible to vote) present in person or represented by proxy at the Scheme Meeting, excluding an acquiring party, a person related to an acquiring party, or a person acting in concert with either of them (as contemplated in section 115(4) of the Companies Act). SPECIAL RESOLUTION NUMBER 2 – REVOCATION OF SPECIAL RESOLUTION NUMBER 1 IF THE SCHEME DOES NOT BECOME UNCONDITIONAL OR IS NOT CONTINUED “RESOLVED THAT, subject to and in the event of – (i) (ii) (iii) Special Resolution Number 1 being approved by the SGL Shareholders; and the Scheme not becoming unconditional for whatever reason; or any Dissenting SGL Shareholders of the Company having exercised their Dissenting SGL Shareholders’ Appraisal Rights under section 164 of the Companies Act and not yet having been paid fair value for the SGL Shares held by those SGL Shareholders in accordance with section 164 of the Companies Act, Special Resolution Number 1 is revoked with effect from the date of the announcement by SGL that the Scheme will not be continued or pursued any further, including as contemplated in section 164(9)(c) of the Companies Act.” Reason for Special Resolution Number 2: The reason for and effect of Special Resolution Number 2 is to ensure that the Scheme will terminate and not be implemented, notwithstanding the approval of Special Resolution Number 1, if the Scheme does not become unconditional for whatever reason and, further, to ensure that, in such circumstances and in compliance with section 164(9)(c) of the Companies Act, SGL is not obliged to pay any Dissenting SGL Shareholders the fair value of their SGL Shares. Percentage of voting rights required The percentage of voting rights that is required for SGL Shareholders to pass this Special Resolution Number 2 is a 75% (seventy five per cent) majority of the votes cast in favour of the resolution by the SGL Shareholders (eligible to vote) present in person or represented by proxy at the meeting of the SGL Shareholders at which Special Resolution Number 2 will be proposed, excluding an acquiring party, a person related to an acquiring party, or a person acting in concert with either of them (as contemplated in section 115(4) of the Companies Act). ORDINARY RESOLUTION NUMBER 1 – AUTHORITY GRANTED TO DIRECTORS “RESOLVED THAT, any member of the SGL Board be and is hereby authorised to do all things and sign all documents required or desirable to give effect to and implement Special Resolution Number 1 and Special Resolution Number 2.” 89

Percentage of voting rights required The percentage of voting rights that is required for SGL Shareholders to pass this Ordinary Resolution Number 1 is more than 50% (fifty per cent) of the votes cast in favour of the resolution by all the SGL Shareholders (eligible to vote) present in person or represented by proxy at the meeting of the SGL Shareholders at which Ordinary Resolution Number 1 will be proposed. QUORUM The Scheme Meeting may not begin until sufficient persons are present (in person or represented by proxy) at the Scheme Meeting to exercise, in aggregate, at least 25% (twenty five percent) of all the voting rights that are entitled to be exercised in respect of at least one matter to be decided at the Scheme Meeting. A matter to be decided at the Scheme Meeting may not begin to be considered unless sufficient persons are present at the meeting (in person or represented by proxy) to exercise, in aggregate, at least 25% (twenty five percent) of all the voting rights that are entitled to be exercised on that matter at the time that the matter is called on the agenda. In addition, a quorum shall consist of at least 3 (three) SGL Shareholders personally present or represented by proxy (and if the SGL Shareholder is a body corporate, it must be represented) and entitled to vote at the Scheme Meeting on matters to be decided by SGL Shareholders. APPRAISAL RIGHTS In accordance with section 164, read with section 115, of the Companies Act, at any time before Special Resolution 1 as set out in this notice convening the Scheme Meeting is voted on, an SGL Shareholder may give the Company a written notice objecting to Special Resolution Number 1. Within 10 (ten) Business Days after the Company has adopted Special Resolution Number 1, the Company must send a notice that Special Resolution Number 1 has been adopted to each SGL Shareholder who: • gave the Company a written notice of objection as contemplated above; and • has neither withdrawn that notice nor voted in support of the special resolution. An SGL Shareholder may demand that the Company pay the SGL Shareholder the fair value for all of the SGL Shares held by that person if: • • • the SGL Shareholder has sent the Company a written notice of objection; the Company has adopted Special Resolution Number 1; and the SGL Shareholder voted against Special Resolution Number 1 and has complied with all of the procedural requirements of section 164 of the Companies Act. A copy of sections 115 and 164 of the Companies Act is set out in Annexure J and Annexure K attached to this Circular. Further detail regarding the process and consequences of an SGL Shareholder exercising its SGL Shareholder Appraisal Rights are set out in paragraph 6.11 of this Circular. By order of the Directors L Matlosa Company Secretary Weltevreden Park 5 December 2019 90 PRINTED BY INCE (PTY) LTD REF. JOB019697